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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 14, 1998


                         CENTURA SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)

                                    0-21010
                           (Commission File Number)

 California                                94-2874178
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation)


              975 Island Drive, Redwood Shores, California  94065
            (Address of principal executive offices, with zip code)

                                (650) 596-3400
             (Registrant's telephone number, including area code)

  Formerly Gupta Corporation, 1060 Marsh Road, Menlo Park, California  94025
         (Former name or former address, if changed since last report)


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ITEM 5.   OTHER EVENTS.

            On January 14, 1998, Centura Software Corporation (the "Company") issued a press release announcing that a NASDAQ Listing Qualifications Panel decided to move the Company's listing to The NASDAQ SmallCap Market (the "SmallCap") (effective with the opening of business on January 15, 1998) and concurrently issued a temporary exception from the SmallCap's tangible net assets requirement. The Company will be required to make additional filings with NASDAQ and the Securities and Exchange Commission prior to February 27, 1998 evidencing among other things its compliance with all initial inclusion requirements for The NASDAQ SmallCap Market, other than the minimum net tangible assets and bid price requirements. The Company will then be required to evidence compliance with all SmallCap continued inclusion requirements on February 27, 1998. A copy of the Company's press release is attached as Exhibit 99.4 hereto and incorporated by reference herein.

            On January 23, 1998, the Company issued a press release announcing completion of a loan facility with Coast Business Credit for up to $5.0 million, secured by the Company's accounts receivables, and a $0.5 million capital equipment facility. A copy of the Company's press release is attached as Exhibit 99.5 hereto and incorporated by reference herein.


ITEM 7.   EXHIBITS.

Exhibit Number     Description

99.4               Press Release dated January 14, 1998

99.5               Press Release dated January 23, 1998


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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 CENTURA SOFTWARE CORPORATION



Date:  January 30, 1998          By: /s/  John Bowman
                                    ------------------
                                    John Bowman
                                    Vice President of Finance and Administration
                                    and Chief Financial Officer


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                               INDEX TO EXHIBITS



Exhibit                                                                 Page
Number                                                                  No.
-------                                                                 ----

99.4         Press Release dated January 14, 1998                         5

99.5         Press Release dated January 23, 1998                         7


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